Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285419

Prospectus Supplement

(To Prospectus dated February 28, 2025)

11,818,181 Shares

Common Stock

We are offering 11,818,181 shares of our common stock, par value $0.0001 per share.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MP.” On July 16, 2025, the last sale price of our common stock as reported on the NYSE was $58.55 per share.

	Per Share	Total
Price to the Public	$55.00	$649,999,955.00
Underwriting Discount(1)	$1.65	$19,499,998.65
Proceeds, before expenses, to us	$53.35	$630,499,956.35

(1)	See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters the right to purchase, within 30 days of the date of this prospectus supplement and at the public offering price less underwriting discount, an additional 1,772,727 shares of common stock, solely to cover over-allotments. See “Underwriting”.

Investing in shares of our common stock involves a high degree of risk. Before buying any shares of our common stock, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-9 of this prospectus supplement and the risk factors under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2024 and Part I, Item 1A in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, each of which is incorporated by reference into this prospectus supplement.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about July 18, 2025 only in book-entry form through the facilities of The Depository Trust Company.

Joint Lead Bookrunning Managers

J.P. Morgan	Goldman Sachs & Co. LLC

Bookrunning Manager

Morgan Stanley

July 16, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of common stock. The second part is the accompanying prospectus dated February 28, 2025, which was originally filed as part of a Registration Statement on Form S-3 that we filed with the SEC. The accompanying prospectus gives more general information about us, some of which may not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering) in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus supplement and the accompanying prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering). We do not, and the underwriters do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. The information in this prospectus supplement and the accompanying prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering) and the documents incorporated by reference herein and therein is accurate only as of their respective dates or such earlier date of any such information as may be stated therein. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since those dates, or that such information is correct as of any time after those dates.

These shares of common stock are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on behalf of the underwriters, to subscribe for or purchase any of the common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “we,” “us,” and “our” refer to MP Materials Corp. and its subsidiaries on a consolidated basis. Capitalized terms used herein and not defined have the meanings ascribed thereto in the accompanying prospectus.

S-ii

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “will,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements with respect to: our intended use of proceeds from this offering; the use of proceeds from the DoD Transactions (as defined in “Summary—Recent Developments”); the timing and consummation of future phases of the DoD Transactions, our and the Department of Defense’s future obligations related to the DoD Transactions; the expected impact of the DoD Transactions on our business and the broader industry; the availability of government appropriations, funding and support for the DoD Transactions; the availability of additional or replacement funding for our development projects and operations; the financial and accounting assessment and treatment of the various obligations and commitments under the DoD Transaction Documents (as defined in “Summary—Recent Developments”); our engagement with industry and the government and outcomes related to this engagement; the price and market for rare earth materials, the continued demand for rare earth materials and the market for rare earth materials generally; future demand for magnets; estimates and forecasts of our results of operations and other financial and performance metrics, including neodymium-praseodymium (“NdPr”) oxide production and shipments and expected NdPr oxide production and shipments; and our mining and magnet projects, including the fact that the our ability to expand our separation capabilities to include samarium is conditioned upon the Department of Defense extending the Samarium Project Loan in accordance with the Transaction Agreement, to develop the 10X Facility (as defined in “Summary—Recent Developments”) and to achieve run rate production of separated rare earth materials and production of commercial metal and magnets; expectations and benefits of a long-term agreement with Apple Inc. (“Apple”) and our ability to supply U.S.-produced rare earth magnets; our ability to achieve technological advancements and supply chain objectives and the timing thereof; the timing for completion of a rare earth recycling line at Mountain Pass; our ability to expand the capacity at our Independence Facility (as defined in “Summary”) and commence magnet shipments, and timing thereof; the estimated revenues to be received by us under the agreement with Apple; the impact and consequences of our cessation of shipments of rare earth concentrate to China and our ability to find, and enter into agreements or arrangements with, or obtain support from, other customers; and domestic and foreign government policies, including as relates to the implementation of new, or changes to existing, regulations and tariffs, in each case, including the information set forth under “Summary—Recent Developments.” These statements are based on various assumptions, whether or not identified in this prospectus supplement or the accompanying prospectus, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including:

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risks related to the authorization of funding of and continued support for the DoD Transactions, to challenges thereto and to our ability, as needed, to obtain additional or replacement funding on terms acceptable to us or at all;

•	risks related to the restrictions imposed on our management and operations as a result of the DoD Transactions;

•	the heightened significance of the development of our downstream operations, including ramping our separation capabilities, and our ability to vertically integrate our value chain;

•

risks related to our long-term agreement with Apple Inc. and our ability to meet the obligations thereunder, including risks related to our ability to construct, develop and scale our facilities, technology and production;

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risks related to fluctuations in the pricing and volume of the magnets to be produced under the agreement with Apple, and the risk that our estimate of the magnitude and timing of revenues from the agreement will not be realized;

•	our ability to consummate this offering or other future financings on terms acceptable to us, or at all;

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risks related to changes in trade policy in the United States, China or other countries, including the implementation of new tariffs, and the material adverse impact on our business and results of operations as a result of these changes in trade policy;

•	risks related to the increased importance of markets outside of China and our ability to sell additional rare earth products in these markets;

•	recent and future volatility in the trading price of our common stock;

•	fluctuations and uncertainties related to demand for and pricing of rare earth products;

•	uncertainties regarding the growth of existing and emerging uses for rare earth products and our ability to compete with substitutions for such products;

•	the intense competition within the rare earth mining and processing and magnetics industries;

•	uncertainties relating to significant political, trade, and regulatory developments;

•	unanticipated costs or delays associated with the ramp-up of our production of separated rare earth products;

•	unanticipated costs or delays associated with our Independence Facility or other future magnetics facilities;

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risks associated with our intellectual property rights, including uncertainties related to our ability to obtain any intellectual property rights or licenses of intellectual property rights to produce certain neodymium-iron-boron (“NdFeB”) magnets and precursor products;

•	uncertainties related to our ability to produce and supply NdFeB magnets and precursor products;

•	the ability to convert current commercial discussions with customers for the sale of rare earth oxide and metal products, NdFeB magnets and other products into contracts;

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lower production volumes at the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”) due to power outages and interruptions, equipment failure, spare parts shortages, or process performance;

•	increasing costs or limited access to raw materials that may adversely affect our profitability;

•	fluctuations in transportation costs or disruptions in transportation services;

•	inability to meet individual customer specifications;

•	diminished access to water;

•	uncertainty in our estimates of rare earth mineral reserves;

•	risks associated with work stoppages;

•	a shortage of skilled technicians and engineers;

•	loss of key personnel;

•	risks associated with the inherent dangers involved in mining activity and manufacturing of magnet materials;

•	risks associated with events outside of our control, such as natural disasters, climate change, wars or health epidemics or pandemics;

•	risks related to technology systems and security breaches;

•	ability to maintain satisfactory labor relations;

•	ability to comply with various government regulations that are applicable to our business;

•	ability to maintain our governmental licenses, registrations, permits, and approvals with numerous governmental agencies necessary for us to operate our business;

•	risks relating to extensive and costly environmental regulatory requirements;

•	risks associated with the terms of our convertible debt securities and related options or other hedging arrangements; and

•	other factors disclosed in this prospectus supplement or our other filings with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement, are more fully described under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, each incorporated by reference herein and as may be updated in this prospectus supplement and in filings we make with the SEC. These risks are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement, describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 9, 2025;

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information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024, filed with the Commission on February 28, 2025, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2025;

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our Current Reports on Form 8-K, filed with the SEC on January 22, 2025 (Item 8.01), April  4, 2025 (Item 5.02), June 11, 2025 (Item  5.07), July  10, 2025 (Item 1.01, 2.03, 3.02, 3.03 and 5.03) and July 15, 2025 (Item 8.01); and

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the description of our securities filed as Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December  31, 2021, filed with the Commission on February 28, 2022, and any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, including any information and related exhibits under Item 2.02 and Item 7.01, or any related Item 9.01, of Current Report on Form 8-K, that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.

The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us by mail: 1700 S. Pavilion Center Drive, Suite 800, Las Vegas, Nevada 89135, Attention: General Counsel, by email: IR@mpmaterials.com or by telephone: (702) 844-6111. Through our website, https://www.mpmaterials.com, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special stockholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and any amendments to those documents. However, we will not send you exhibits to these documents, unless those exhibits have been specifically incorporated by reference into this prospectus supplement. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the registration statement of which it forms a part.

SUMMARY

This summary highlights selected information contained in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read carefully this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf in connection with this offering and the documents incorporated by reference that are described in “Where You Can Find More Information.” You should pay special attention to the sections titled “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, as updated by our other filings with the SEC. References herein to the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

The Company

We are the largest producer of rare earth materials in the Western Hemisphere. We own and operate Mountain Pass located near Mountain Pass, San Bernardino County, California, the only rare earth mining and processing site of scale in North America. We are also developing a rare earth metal, alloy and magnet manufacturing facility in Fort Worth, Texas (the “Independence Facility”).

Our reportable segments, which are primarily based on our internal organizational structure and types of products, are our two operating segments—Materials and Magnetics. Where applicable, prior period amounts have been recast to conform to this segment reporting structure, which was modified during the fourth quarter of 2024.

The Materials segment operates Mountain Pass, which produces refined rare earth products as well as rare earth concentrate and related products. The Materials segment historically generates revenue from (i) sales of rare earth concentrate, primarily sold for further distribution to a single, principal customer in China, and (ii) sales of neodymium-praseodymium (“NdPr”) oxide and metal, primarily sold to customers in Japan, South Korea, and broader Asia. On April 17, 2025, we announced that, in response to China’s retaliatory tariffs and export controls, we have ceased shipments of rare earth concentrate to China.

The Magnetics segment operates the Independence Facility, where we produce and sell magnetic precursor products and anticipate manufacturing NdFeB permanent magnets by the end of 2025. The Magnetics segment began generating revenue from sales of magnetic precursor products to a single customer in the U.S. in the first quarter of 2025. On July 10, 2025, we announced a public-private partnership with the United States Department of Defense, and on July 15, 2025, we announced a partnership with Apple, each as described below under “Recent Developments.”

Certain rare earth elements (“REE”) serve as critical inputs for the rare earth magnets inside the electric motors and generators powering carbon-reducing technologies such as hybrid and electric vehicles and wind turbines, as well as drones, defense systems, robotics and many other high-growth, advanced technologies. Our integrated operations combine low production costs with high environmental standards, thereby restoring American leadership to a critical industry with a strong commitment to sustainability.

The Company was incorporated on January 24, 2020, as a Delaware corporation under the name “Fortress Value Acquisition Corp.” (“FVAC”) and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On November 17, 2020, in connection with the consummation of the business combination involving FVAC and MP Mine Operations LLP and Secure Natural Resources LLC (SNR), we changed our name to “MP Materials Corp.”

Recent Developments

Public-Private Partnership Transaction with U.S. Department of Defense

On July 9, 2025, the Company entered into definitive agreements establishing a public-private partnership with the United States Department of Defense (the “Department of Defense”) to accelerate the build-out of an end-to-end U.S. rare earth magnet supply chain and reduce foreign dependency (the “Transaction”). The arrangements include a multibillion-dollar package of investments and long-term commitments from the Department of Defense, and provide for, among other things, the Company’s construction of its second domestic magnet manufacturing facility (the “10X Facility”) and the addition of samarium production capabilities at Mountain Pass where high-purity rare earth materials are extracted, refined, and separated. The strategic investments and commitments from the U.S. government will allow the Company to accelerate its work to build out an end-to-end domestic rare earth magnet supply chain in the U.S.

Rare earth permanent magnets are one of the most strategically important components in advanced technology systems spanning commercial, industrial, and defense applications. However, global production of rare earth permanent magnets is highly concentrated in China. The strategic partnership builds on MP Materials’ operational foundation to catalyze domestic production, strengthen industrial resilience, and secure critical supply chains for high-growth industries and future dual use applications.

The agreements include a $400 million equity investment by the Department of Defense in newly authorized and issued Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”), a commitment for a $150 million loan to support expansion of heavy rare earth separation to be extended by the Department of Defense within 30 days following closing, subject to certain mutually agreed extensions (the “Samarium Project Loan”), a 10-year price floor commitment by the Department of Defense for NdPr products, a 10-year offtake agreement for the purchase by the Department of Defense of magnet production from the 10X Facility and a warrant (as defined below) issued by the Company to the Department of Defense. The Company is also required to select and fund from available alternatives within 45 days of the closing of the DoD Transactions at least $350 million of additional net proceeds, which would be satisfied by the net proceeds received from this offering. In connection with the DoD Transactions, the Company has obtained a $1 billion debt commitment letter from JPMorgan Chase Funding Inc. and Goldman Sachs Bank USA, $650 million of which will be allocated to the construction of the 10X Facility, and which commitment will be reduced dollar-for-dollar by the net proceeds received by the Company from this offering.

The shares of common stock into which the shares of Series A Preferred Stock are initially convertible and for which the Warrant is initially exercisable collectively represent 15% of the Company’s issued and outstanding common stock prior to the DoD Transactions, without giving effect to the issuance of such shares. On an as-converted and as-exercised basis, the Department of Defense became the Company’s largest stockholder.

For more information relating to the DoD Transactions, including the Transaction Agreement, Subscription Agreement, Certificate of Designations governing the Series A Preferred Stock, the Warrant, the Offtake Agreement, the PPA and the Promissory Note, please refer to Item 1.01 of our Current Report on Form 8-K filed with the SEC on July 10, 2025 and incorporated by reference herein (each, as defined therein, and collectively, the “DoD Transaction Documents”).

Partnership with Apple

On July 15, 2025, the Company entered into a $500 million definitive, long-term supply agreement with Apple Inc. (“Apple”) for the development, manufacture, and supply of magnets from the Independence Facility, as well as the development and installation of scaled recycling capabilities at Mountain Pass to produce the contained rare earths from post-industrial and post-consumer recycled rare earth feedstocks. In connection with the agreement, Apple has agreed to make a prepayment of $200 million for the purchase of magnets from the Company.

The Offering

The following is a brief summary of some of the terms of the common stock offered by the Company. For a more complete description of the terms of the common stock, see “Description of Capital Stock” in the accompanying prospectus.

Issuer	MP Materials Corp.

Common stock offered by the Company	11,818,181 shares of common stock

Option to purchase additional shares	We have granted the underwriters the right to purchase, within 30 days of the date of this prospectus supplement and at the public offering price less underwriting discount, an additional 1,772,727 shares of common stock, solely to cover over-allotments. See “Underwriting”.

Common stock outstanding prior to the offering	163,477,816 shares of common stock, as of July 9, 2025.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Use of proceeds	We intend to use the net proceeds from the sale of our common stock in this offering to fund the acceleration and expansion of our operations, including the 10X Facility, for strategic growth opportunities and for general corporate purposes. See “Use of Proceeds.”

Listing	Our shares of common stock are listed on the NYSE under the symbol “MP.”

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement reflects and assumes no exercise by the underwriters’ of their option to purchase an additional 1,772,727 shares of common stock, solely to cover over-allotments. See “Underwriting”.

The number of shares of our common stock is based upon 163,477,816 shares of common stock outstanding as of July 9, 2025 and excludes:

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all shares of common stock issuable upon the conversion of our existing convertible notes, which are convertible at an initial conversion price of approximately $44.28 per share, subject to adjustment upon the occurrence of certain events, for the approximately $67 million outstanding aggregate principal amount of our convertible notes due in 2026, and at an initial conversion price of approximately $21.74 per share, subject to adjustment upon the occurrence of certain events, for the approximately $863 million outstanding aggregate principal amount of our convertible notes due in 2030;

•	24,521,672 shares, in the aggregate, of common stock issuable upon the conversion of the $400 million of Series A Preferred Stock and the Warrant, each issued to the Department of Defense;

•	2,356,950 shares of common stock issuable from time to time upon the vesting of performance stock units and restricted stock units; and

•	4,634,500 shares of common stock reserved for future issuance pursuant to our 2020 Stock Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” together with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, as well as the other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. If any of the events or developments described below occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our common stock could decline, and investors could lose all or part of their investment. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

While we have executed the DoD Transaction Documents with the Department of Defense and received funding thereunder, there can be no assurances that the authorization of and continued support for the transactions contemplated by the DoD Transaction Documents will not be modified, challenged or impaired in the future, which would have a material adverse effect on our business, results of operations and financial position.

We and the Department of Defense executed the DoD Transaction Documents and satisfied all conditions required thereunder, including the receipt by the Company of the proceeds from the sale of the Series A Preferred Stock. We have received assurances from the Department of Defense that it has, pursuant to Title III of the Defense Production Act (“DPA”), 50 U.S.C. § 4531 et seq., as well as other authorities, all requisite authority to enter into the DoD Transaction Documents and to consummate its obligations thereunder, including with respect to appropriation of the funds used to purchase the Series A Preferred Stock and to fund the Samarium Project Loan within 30 days following closing of the DoD Transactions (subject to certain mutually agreed extensions). However, given the unconventional use of DPA Title III authority, the need for the Department of Defense to secure additional funds in the future in order to meets its obligations in these Transaction Documents, as well as the heightened sensitivity and complexity of contracting with a government entity, particularly in a high profile industry implicating national security, there can be no assurances that the authorization of and continued support for the DoD Transactions will not be modified, challenged or impaired in the future, which could have a material adverse effect on our business, results of operations and financial position and the price of our common stock. We believe there are multiple factors that may contribute to this uncertainty, including, but not limited to, the interpretation of current and future, and enactment of future, federal and international laws, regulations, administrative actions and rulings, and interpretations and changes to interpretations thereof, whether by a court or within the legislative or executive branches of the federal government; our ability to comply with any conditions or other requirements imposed by such laws, regulations, actions and rulings, and changes thereto; a determination by the legislative, judicial, or executive branches of the federal government that any aspect of Transaction Documents was unauthorized, void, or voidable; future changes in federal administration and related executive and legislative priorities; the continued availability of Congressional appropriations and Department of Defense funding; geopolitical developments; and the legal and strategic challenges associated with enforcing the obligations of and seeking performance from a government counterparty, especially in conjunction with the unique defenses and remedies available to the federal government. Furthermore, while the Department of Defense is contractually bound under the DoD Transaction Documents, no other agency, office or branch of the federal government has made any assurances or has any obligations under the DoD Transaction Documents to actively support, accede to or refrain from challenging, investigating or otherwise impeding the commitments and obligations of the parties to the DoD Transaction Documents, whether now or in the future. The DoD Transactions may also be challenged by other third parties and are subject to the risk of litigation, both the cost and result of which could materially adversely affect our business, results of operations and financial position. Any of these adverse effects may also result in volatility in or adverse effects on the price of our common stock.

The DoD Transaction Documents require the Company make substantial investments in and commitments to specific aspects of our business, namely the expansion of our midstream separation capabilities and development of our 10X facility. Furthermore, under the terms of the Offtake Agreement, we anticipate that the Department of Defense will become our largest customer of magnets and that the obligations of the Department of Defense under the PPA and Offtake Agreement will represent a significant source of our revenue. As such, we will be heavily reliant upon the continued availability of financing provided by the Department of Defense (including its ability to secure sufficient funding from the legislative branch), as well as the Department of Defense’s long-term pricing and offtake commitments in planning our operations and formulating our strategic plan. If for any reason contractually agreed to (but currently unavailable) funding is not timely appropriated by the legislative branch or otherwise becomes unavailable, reduced, restricted, or delayed, we may need to seek alternate financing arrangements, and there can be no assurance that we would be able to secure replacement financing on acceptable terms, at favorable pricing, in a timely manner or at all. If we are not successful in generating alternate financing from operations or in equity or debt capital raising transactions, we may need to reduce our costs, which measures could include selling or consolidating certain operations or assets, and delaying, canceling or scaling back our development projects. Further, historically, market prices for rare earth metals and their downstream products have been subject to a high degree of volatility. If the Department of Defense were to fail to meet its obligations with respect to its pricing and offtake commitments, or to be delayed in doing so, our products may not be cost-optimized to compete in the market, and our profitability may be materially adversely impacted if we choose to offer our products at a reduced price. Additionally, because many of our products may be designed to satisfy Department of Defense specifications and requirements, our products may not find customers in the commercial marketplace, and our profitability may be materially adversely impacted if we are unable to identify alternative sales channels. Failure by either or both of the Company and the Department of Defense to perform its obligations under the PPA and Offtake Agreement would have a material adverse impact on our business, results of operations and financial position, and may result in increased volatility in and an adverse effect on the price of our common stock.

Our operations are subject to extensive regulatory requirements enforced in part by the federal government. If government regulations are interpreted or enforced in a manner adverse to us, we may be subject to enforcement actions, penalties, exclusion, and other material limitations on our operations. Any change in our relationship with the federal government could impair our ability to operate our existing business and pursue our strategic plans. Furthermore, many of the potential opportunities presented by our strategic relationship with the Department of Defense cannot be replaced, including the government’s unique position to assist and facilitate our sourcing of heavy rare earth feedstock and securing necessary environmental permits and approvals, and with respect to the designation with the highest priority DX Rating under the Defense Priorities and Allocations System (DPAS) of our contracts relating to the DoD Transactions. In the event of any termination or frustration of the DoD Transaction Documents, in full or in part, we may have limited recourse and remedies available against the Department of Defense and the federal government.

The Company’s agreement to the DoD Transaction Documents also subjects it to various laws, regulations, and other policies and considerations that may constrain our future business or otherwise have a material adverse impact on future financial results The Company may be subject to heightened scrutiny of our business activities with both government and non-government customers, government audits, investigations, congressional scrutiny, inquiries about conflicts of interest, civil or criminal enforcement by the Department of Justice (including actions under the False Claims Act), exclusion or limitation on future government-funded opportunities, suspension, debarment, and other administrative remedies.

The DoD Transaction Documents contain affirmative and negative covenants that may restrict our ability and the ability of our subsidiaries to take actions management believes are important to our long-term strategy.

The DoD Transaction Documents contain affirmative covenants requiring us to take certain actions and negative covenants restricting our ability to take certain actions. The affirmative covenants impose obligations on us with respect to, among other things, (i) constructing and developing the 10X Facility, (ii) expanding heavy rare earth elements (“HREE”) refining capacity at Mountain Pass, to include, after the Department of Defense extends the Samarium Project Loan to the Company in accordance with the Transaction Agreement, the separation of samarium oxide, (iii) expanding/recommissioning hydrochloric acid facilities at Mountain Pass, (iv) expanding capacity at the Independence Facility to a projected 3,000 tons of magnets annually and (v) selecting and funding from available alternatives on or prior to the date that is 45 days after the closing of the DoD Transactions at least $350 million of additional net proceeds, which would include any net proceeds received from this offering. The negative covenants in the DoD Transaction Documents restrict us with respect to, among other things, (i) consummating certain fundamental events other than to person(s) from certain permitted jurisdictions, (ii) selling any equity or material assets of the Project Company, (iii) selling assets or products identified by the Department of Defense as a priority to U.S. national security interests, (iv) knowingly issuing more than 14.9% of the common stock to person(s) from foreign jurisdictions other than certain permitted jurisdictions, (v) consummating certain fundamental events subject to the jurisdiction of the Committee on Foreign Investment in the United States (“CFIUS”) without obtaining CFIUS clearance prior to consummation or (vi) selling NdPr or magnets to any customer qualifying as a “Restricted Buyer” under the PPA or permitting any customer to resell NdPr or magnets to a Restricted Buyer (other than any NdPr or magnets that are included in another finished product sold by such customer).

Compliance with the affirmative and negative covenants contained in the DoD Transaction Documents could restrict our ability to take actions that management believes are important to our long-term strategy. If strategic transactions we wish to undertake are prohibited by the DoD Transaction Documents, our ability to execute our long-term strategy could be materially adversely affected.

The conversion or exercise of the Series A Preferred Stock and the Warrant into shares of common stock would dilute the ownership of the common stock sold pursuant to this offering, and the subsequent sale of a substantial number of such shares of common stock in the public market, or the perception of such sales, could cause our stock price to fall.

The shares of common stock into which the shares of Series A Preferred Stock are initially convertible and for which the Warrant is initially exercisable collectively represent 15% of the Company’s issued and outstanding common stock prior to the DoD Transactions, without giving effect to the issuance of such shares. The Series A Preferred Stock and the Warrant are convertible and exercisable at any time and from time to time after the date that is 45 days after the closing of the DoD Transactions, and as of July 15, 2025, our common stock was trading at a premium to the conversion price and the exercise price. Further, at any time after the five (5) year anniversary of the closing of the DoD Transactions, if the closing price of our common stock exceeds 150% of the then-current conversion price for at least twenty (20) trading days in any period of thirty (30) consecutive trading days, we will have the option to require all or any portion of the then-outstanding Series A Preferred Stock be converted into common stock at the then-current conversion price, subject to certain conditions. As such, existing common stockholders, including holders of shares of common stock offered hereby, may experience substantial dilution of their ownership positions.

Furthermore, the sale of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, including of the shares issuable upon conversion and exercise of the Series A Preferred Stock and the Warrant, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

The financial, tax and accounting treatment of the DoD Transactions contemplated by the DoD Transaction Documents remains uncertain and subject to change.

Given both the novelty and complexity of the DoD Transactions, the Company’s initial analysis of the financial, tax and accounting implications of its commitments and obligations under the DoD Transaction Documents has not been completed and may take considerable time and require significant attention from management.

Additionally, no assurance can be provided that this initial assessment will not require adjustment or amendment over time due to changes in tax law or regulations, accounting practices and requirements and unforeseen developments in the course of providing services and receiving cash flows relating to the DoD Transactions, particularly with respect to the Offtake Agreement and PPA, including with respect to the timing and characterization of payments received from the Department of Defense, among other considerations. The DoD Transaction Documents are also highly integrated, and certain of the obligations under each Transaction Document are contingent upon or impacted by the terms and obligations of the others. If one or more of the DoD Transaction Documents, or one or more elements of the DoD Transactions, were to be altered, amended or terminated, management would need to assess the financial, tax and accounting implications of such changes, which could be significant, together with any related remedies available to the Company and the present condition of its business and operations. We are unable to predict and may not be able to anticipate either these changes or the impact thereof, which may have a material and adverse impact on our business and financial position, including, but not limited to, material changes to our financial outlook, recharacterizations or restatements of our financials or adjustments to previously provided estimates or guidance.

Inability to perform the obligations under our customer supply agreements could have a material adverse effect on our financial position and results of operations.

We have entered into the DoD Transaction Documents with the Department of Defense, including the Offtake Agreement, and the supply agreement with Apple, and we previously entered into a binding long-term supply agreement with the General Motors Company (“GM”). Our ability to fulfill our obligations under these long-term agreements to supply the Department of Defense, Apple and GM, as well as any other future customers, with magnets and magnet materials, are subject to a number of risks and contingencies. We are currently building the Independence Facility, the first scaled rare earth magnet manufacturing facility in the U.S. in several decades, and under the DoD Transaction Documents, we are required to begin planning and constructing a second rare earth magnet manufacturing facility, the 10X Facility. While we are relying, and will rely, on a number of experienced engineers and other third parties in the design, engineering and construction of the Independence Facility and the 10X Facility, we are making and will be required to make a number of judgments and assumptions on process design, equipment selection and design, and plant operations, that may or may not prove to be correct. Design, engineering or construction delays may impair our ability to perform under our long-term agreements with the Department of Defense, Apple and GM, as well as those made with any other future customers. We will also need to promptly assess the need for and to build out additional resources to support multiple novel construction projects in parallel. In addition, we need to procure the necessary equipment and materials to produce magnets and their precursor products, some of which may be difficult to obtain. There can be no assurance that such resources, equipment and materials will be procured on time or not be delayed due to both the finite time and resources of our management and employees to assess and respond to these increased demand, and to circumstances beyond our control.

Further, we need to hire a sufficient number of engineers, operators and other professionals to successfully design and operate the Independence Facility and the 10X Facility. It may be difficult for us to hire employees with the experience, education and skills needed to produce magnet materials, and we may need to hire employees from other countries if we cannot recruit employees in the U.S. We will also face competition for these employees. These challenges may be exacerbated by the need to develop multiple facilities at the same time.

There can be no assurance that we successfully produce magnet materials at the volumes and quality necessary to meet the requirements under our long-term supply agreements with the Department of Defense, Apple and GM. In the event we are not able to mitigate these risks or fail to comply with the terms of the DoD Transaction Documents, particularly the Offtake Agreement, and our supply agreements with Apple and GM, we may experience material adverse effects on our financial position and results of operations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $629.7 million (or approximately $724.2 million if the underwriters exercise their overallotment option to purchase additional shares in full as described in this prospectus supplement), after deducting the estimated expenses of this offering. We intend to use the net proceeds from the sale of our common stock in this offering to fund the acceleration and expansion of our operations, including the 10X Facility, for strategic growth opportunities and for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2025:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (i) this offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses (assuming the underwriters’ over-allotment option to purchase additional shares is not exercised) and (ii) the issuance of the Series A Preferred Stock.

You should read this table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes from our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the year ended March 31, 2025, each incorporated by reference herein.

	As of March 31, 2025
	Actual	As Adjusted(2) (unaudited)
	(in thousands, except share and per share data)
Cash and cash equivalents	$198,343	$828,018
Short-term investments	$560,814	$560,814

Indebtedness:
Equipment Notes	14,908	14,908
0.25% Convertible Notes due 2026(1)	67,346	67,346
3.00% Convertible Notes due 2030(1)	842,415	842,415
Total indebtedness	$924,669	$924,669
Common stock, $0.0001 par value per share, 450,000,000 shares authorized, actual and as adjusted; 178,727,598 shares issued and 163,477,816 shares outstanding, actual and as adjusted, each as of July 9, 2025	18	18
Preferred stock, $0.0001 par value per share, 50,000,000 shares authorized, actual and as adjusted; 0 and 400,000 shares of Series A Cumulative Perpetual Convertible Preferred Stock issued and outstanding, actual and as adjusted	—	400,000
Additional paid-in-capital	965,487	965,487
Retained earnings	297,654	297,654
Accumulated other comprehensive loss	(1)	(1)
Treasury stock, at cost, 15,249,782 shares	(227,047)	(227,047)

Total stockholders’ equity	1,036,111	1,436,111

Total capitalization	$1,960,780	$2,360,780

(1)	The amounts shown in the table above for our existing convertible notes reflect the liability carrying amount for accounting purposes, which is the principal amount recorded net of the issuance costs.
(2)	The outstanding share information in the table above excludes:

•	all shares of common stock issuable upon the conversion of our existing convertible notes;

•	24,521,672 shares, in the aggregate, of common stock issuable upon the conversion of our Series A Preferred Stock and exercise of the Warrant;

•	2,356,950 shares of common stock issuable from time to time upon the vesting of performance stock units and restricted stock units outstanding as of July 9, 2025; and

•	4,634,500 shares of common stock reserved for future issuance pursuant to our 2020 Stock Incentive Plan outstanding as of July 9, 2025.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock issued pursuant to this offering that are held by such Non-U.S. Holders as a capital asset (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, in each case as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all of the U.S. federal income tax considerations that may be relevant to a particular Non-U.S. Holder. In addition, this summary does not address considerations relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	brokers, dealers or traders in securities or currencies;

•	certain former citizens or residents of the United States;

•	persons that elect to mark their securities to market;

•	persons holding our common stock as part of a straddle, hedge, conversion or other integrated transaction;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who acquired shares of our common stock as compensation or otherwise in connection with the performance of services;

•	controlled foreign corporations;

•	passive foreign investment companies; and

•	partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships, and partners of a partnership, holding shares of our common stock should consult their tax advisors regarding the U.S. federal income tax consequences to them of owning and disposing of shares of our common stock.

In addition, this summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of shares of our common stock.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not, and is not treated as, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions, or (ii) that has otherwise validly elected to be treated as a U.S. person under the applicable Treasury Regulations.

Dividends and Distributions on common stock

Dividends received by a Non-U.S. Holder with respect to our common stock will generally be subject to U.S. withholding tax at a rate of 30% unless the Non-U.S. Holder provides to the applicable withholding agent proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN or W-8BEN-E). Distributions will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Distributions that exceed such current or accumulated earnings and profits will reduce the Non-U.S. Holder’s basis in its common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of common stock and will be treated as described under “—Sale or Other Disposition of common stock” below.

Non-U.S. Holders should expect that the gross amount of any actual distributions with respect to their common stock will generally be subject to U.S. withholding tax, unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate).

Sale or Other Disposition of common stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to branch profits tax at a rate of 30% (or lower applicable treaty rate);

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain will generally be subject to U.S. federal income tax at a rate of 30% and may be offset by U.S. source capital losses in certain circumstances; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”), as defined in the Code, at any time during the shorter of the five-year period ending on the date of the sale, exchange, redemption, conversion, or other disposition of our common stock, and the period that the Non-U.S. Holder held our common stock (the “Relevant Period”), and certain other conditions are met, in which case the gain will generally be subject to tax as income effectively connected with a U.S. trade or business pursuant to the Foreign Investment in Real Property Tax Act (or “FIRPTA”) (described below).

A corporation is generally a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we currently are a USRPHC, and we expect to remain a USRPHC. As long as our common stock is “regularly traded” (as defined in applicable Treasury Regulations) on an established securities market, however, gain recognized by a Non-U.S. Holder on the sale, exchange, or other disposition of our common stock will generally not be subject to tax under FIRPTA unless the Non-U.S. Holder actually or constructively owns during the Relevant Period more than 5% of our common stock. We believe that our common stock is regularly traded on an established securities market for purposes of these rules and expect that it will continue to be so traded for the foreseeable future.

If any gain recognized by a Non-U.S. Holder on the disposition of our common stock is subject to tax under FIRPTA, such Non-U.S. Holder will be required to file a U.S. federal income tax return and any gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of our common stock and the effects of any applicable income tax treaties.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the IRS. Accordingly, the entity through which an investor holds our common stock will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any amounts to holders in respect of any amounts withheld. Non-U.S. Holders should consult their tax advisors regarding the possible implications of these rules on an investment in our common stock.

UNDERWRITING

The Company and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase from the Company the number of shares indicated in the following table. J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are the representatives of the underwriters.

Underwriter	Number of Shares
J.P. Morgan Securities LLC	4,727,272
Goldman Sachs & Co. LLC	4,727,272
Morgan Stanley & Co. LLC	2,363,637

Total	11,818,181

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The Company has granted the underwriters the option to buy an additional 1,772,727 shares of common stock, solely to cover over allotments. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase an additional 1,772,727 shares of common stock, solely to cover over-allotments. See “Underwriting”.

Paid by the Company

	No Exercise	Full Exercise
Per Share	$1.65	$1.65
Total	$19,499,998.65	$22,424,998.20

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.99 per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The estimated offering expenses payable by us, excluding underwriting discounts and commissions, will be approximately $825,000, which includes legal, accounting and printing costs and various other fees associated with the registration of the common stock to be sold pursuant to this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “MP.”

We have agreed that, with limited exceptions, for a period of 30 days from the date of the final prospectus, we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise. The restrictions described in the foregoing sentence will not apply to (A) the securities to be sold hereunder, (B) any shares of common stock issued by the Company upon the exercise of an option or warrant, or vesting of any restricted stock units, or the conversion of a security outstanding on the date of the underwriting agreement, (C) any shares of common stock issued or options to purchase common stock or restricted stock units covering shares of common stock granted pursuant to existing employee benefit plans or equity incentive plans of the Company, (D) any shares of common stock issued, options to purchase shares of common stock granted, or restricted stock units covering shares of common stock granted, pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, (E) the filing by the Company of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company or (F) the sale or issuance of, or entry into an agreement to sell or issue, up to 10% of the outstanding shares of common stock or other securities issued in connection with any (1) merger, (2) acquisition of securities, businesses, properties or other assets, (3) joint venture or (4) strategic alliance or relationship.

In addition, our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 30 days from the date of the underwriting agreement, may not, without the prior written consent of the representatives of the underwriters (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s common stock, or any securities convertible into or exercisable or exchangeable for common stock, (ii) exercise any right with respect to the registration of any of any such securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any such securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise. Notwithstanding the foregoing, the lock-up agreements with our directors and executive officers will not prohibit transfers by each lock-up party (A) as a bona fide gift or gifts or for bona fide estate planning purposes, (B) by will or intestate succession upon the death of any lock-up party, including to the transferee’s nominee or custodian, (C) to any trust or other similar entity for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party or if the lock-up party is a trust, to any beneficiary of the lock-up party (including such beneficiary’s estate), (D) a distribution to limited partners, general partners, limited liability company members, stockholders or other equity holders of the lock-up party, (E) to the lock-up party’s affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the lock-up party, or (F) to the Company in connection with the vesting or settlement of restricted stock units or the exercise of options or warrants or other rights to purchase the shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer for the payment of exercise price, tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights; provided that if the lock-up party is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock during the 30-day period, the lock-up party will clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (F), (G) to the underwriters in this offering, (H) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved or recommended by the Company’s board of directors, made to all holders of securities subject to the lock-up agreement involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities shall remain subject to the provisions of the lockup agreement, or (I) pursuant to an order of a court of competent jurisdiction in connection with a divorce settlement, provided that any lock-up party shall use its commercially reasonable efforts to cause the transferee to agree in writing to be bound by the terms of the lock-up agreement prior to such transfer, provided further that any filings required to be made pursuant to Section 16(a) of the Exchange Act will indicate by footnote disclosure or otherwise the nature of the transaction.

Furthermore, each lock-up party may, without the prior written consent of the representatives, (i) exercise an option to purchase shares of common stock granted under any stock incentive plan or stock purchase plan of the Company, provided that any shares of common stock received are subject to the restrictions on transfer set forth in the lock-up agreement, (ii) transfer the lock-up party’s common stock or any security convertible into or exercisable or exchangeable for common stock to the Company pursuant to any contractual arrangement in effect on the date of the lock-up agreement that provides for the repurchase of the lock-up party’s common stock or such other securities by the Company or in connection with the termination of the lock-up party’s employment with the Company, (iii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common stock, provided that such plan does not provide for any transfers of common stock, and no filing with the SEC or other public announcement is required or voluntarily made by the lock-up party or any other person in connection therewith, in each case during the 30-day period referred to above, (iv) transfer or sell shares of the lock-up party’s common stock pursuant to a trading plan under Rule 10b5-1 under the Exchange Act that was established on or prior to the date of the lock-up agreement and exists as of the date thereof, and (v) transfer or dispose of securities acquired in this offering or acquired on the open market following this offering provided that in the case of any transfer or disposition pursuant to this clause (v), no filing by any party under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of common stock held by the lock-up party shall be required or shall be made voluntarily in connection with such transfer or disposition (other than a filing on a Form 5 made after the expiration of the 30-day period).

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares solely to cover over-allotments or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time, certain of the underwriters and/or their respective affiliates may provide investment banking services to us. In addition, affiliates of certain of the underwriters are our customers and the contracts governing such relationships were entered into at arm’s length and on customary terms. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities.

The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The underwriters and their affiliates have in the past engaged, currently engage and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

We and the several underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders.

Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Selling Restrictions

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”),

provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

The underwriters have represented and agreed that:

a)

they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of any shares in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

b)	they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to any shares in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and the Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or, Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law;

d)	as specified in Section 276(7) of the SFA; or

e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

have not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offering of securities under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

a)	to any person which is a professional client as defined under the FinSA; or

b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of securities shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares of securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in China

This prospectus supplement and the accompanying prospectus will not be circulated or distributed in the PRC and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement, the accompanying prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Brazil

The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The securities will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain legal matters relating to the shares will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain legal matters relating to the shares will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of MP Materials Corp. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein concerning estimates of our proven and probable REO reserves for the Mountain Pass facility was derived from the report of SRK Consulting (U.S.), Inc., Adamas Intelligence Inc., and SGS North America, Inc., independent mining consultants, has been incorporated by reference herein upon the authority of SRK Consulting, Adamas Intelligence and SGS North America as experts with respect to the matters covered by such report and in giving such report.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Depositary Shares

We may offer and sell from time to time:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	units; and

•	depositary shares.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “MP”. On February 27, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $23.46 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus and any applicable prospectus supplement will be listed on any exchange, inter-dealer quotation system or over-the-counter market. Our principal executive offices are located at 1700 S. Pavilion Center Drive, Suite 800, Las Vegas, Nevada 89135, and our telephone number is (702) 844-6111.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus or any prospectus supplement before you invest in our securities. See “Risk Factors” on page 6 of this prospectus and any risk factors contained in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2025

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “MP Materials,” “we,” “our,” “us” and other similar pronouns refer to MP Materials Corp. and its subsidiaries.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms and manner of that offering. The accompanying prospectus supplement or information incorporated by reference into this prospectus after the date of this prospectus may also add, update or change information contained in this prospectus. Any such information in a prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation by Reference.”

MARKET AND OTHER INDUSTRY DATA

Certain market and industry data included or incorporated by reference in this prospectus, including the size of certain markets and our size or position within these markets, including our products, are based on estimates of our management and third-party reports. Management estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance, but is inherently imprecise.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include statements that are forward-looking statements under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including:

•	fluctuations and uncertainties related to demand for and pricing of rare earth products;

•	uncertainties regarding the growth of existing and emerging uses for rare earth products and the Company’s ability to compete with substitutions for such products;

•	the intense competition within the rare earth mining and processing industry;

•

uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe”), an affiliate of Shenghe Resources Holding Co., Ltd., a global rare earth company listed on the Shanghai Stock Exchange;

•	potential changes in China’s political environment and policies;

•	uncertainties relating to significant political, trade, and regulatory developments, including changes resulting from the change in the U.S. federal administration;

•	unanticipated costs or delays associated with the ramp-up of our production of separated rare earth products;

•	unanticipated costs or delays associated with our Independence Facility (as defined below);

•

risks associated with our intellectual property rights, including uncertainties related to the Company’s ability to obtain any intellectual property rights or licenses of intellectual property rights to produce certain neodymium-iron-boron (“NdFeB”) magnets and precursor products;

•	uncertainties related to the Company’s ability to produce and supply NdFeB magnets and precursor products;

•	the ability to convert current commercial discussions with customers for the sale of rare earth oxide and metal products, NdFeB magnets and other products into contracts;

•	lower production volumes at the Mountain Pass Rare Earth Mine and Processing Facility due to power outages and interruptions, equipment failure, spare parts shortages, or process performance;

•	increasing costs or limited access to raw materials that may adversely affect our production and/or profitability;

•	fluctuations in transportation costs or disruptions in transportation services;

•	inability to meet individual customer specifications;

•	diminished access to water;

•	regulatory and business risks associated with the Company’s investment in VREX Holdco Pte. Ltd.;

•	uncertainty in our estimates of rare earth mineral reserves;

•	risks associated with work stoppages;

•	a shortage of skilled technicians and engineers;

•	loss of key personnel;

•	risks associated with the inherent dangers involved in mining activity and manufacturing of magnet materials;

•	risks associated with events outside of our control, such as natural disasters, climate change, wars or health epidemics or pandemics;

•	risks related to technology systems and security breaches;

•	ability to maintain satisfactory labor relations;

•	ability to comply with various government regulations that are applicable to our business;

•	ability to maintain our governmental licenses, registrations, permits, and approvals with numerous governmental agencies necessary for us to operate our business;

•	risks relating to extensive and costly environmental regulatory requirements;

•	risks associated with the terms of our Convertible Notes and Capped Call Options (as defined in our periodic reports);

•	risks associated with our share repurchase program and whether it will be fully consummated or that our share repurchase program will enhance long-term stockholder value; and

•

those factors discussed under the heading “Risk Factors” and elsewhere in this prospectus, any prospectus supplement, or as described in the other documents and reports we file with the Securities and Exchange Commission (“SEC”).

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus and any accompanying prospectus supplement describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

MP MATERIALS CORP.

Overview

MP Materials Corp., including its subsidiaries (the “Company,” “MP Materials,” “we,” “our,” and “us”), is the largest producer of rare earth materials in the Western Hemisphere. Headquartered in Las Vegas, Nevada, the Company owns and operates the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”) located near Mountain Pass, San Bernardino County, California, the only rare earth mining and processing site of scale in North America. The Company is also developing a rare earth metal, alloy and magnet manufacturing facility in Fort Worth, Texas (the “Independence Facility”). The Company’s operations are organized into two reportable segments: Materials and Magnetics.

The Materials segment operates Mountain Pass, which produces refined rare earth oxides and related products as well as rare earth concentrate products. The Materials segment primarily generates revenue from (i) sales of rare earth concentrate, which is principally sold pursuant to the offtake agreement with Shenghe, that, in turn, typically sells that product to refiners in China, and (ii) sales of separated rare earth products, including neodymium-praseodymium (“NdPr”) oxide, primarily to customers in Japan, South Korea, and broader Asia.

The Magnetics segment operates the Independence Facility, where the Company began production of magnetic precursor products in December 2024 and anticipates manufacturing NdFeB permanent magnets by the end of 2025. The Company expects that the Magnetics segment will begin generating revenue from sales of magnetic precursor products, specifically NdPr metal, to a single customer in the U.S. in the first quarter of 2025.

Certain rare earth elements serve as critical inputs for the rare earth magnets inside the electric motors and generators powering carbon-reducing technologies such as hybrid and electric vehicles and wind turbines, as well as drones, defense systems, robotics and many other high-growth, advanced technologies. Our integrated operations at Mountain Pass combine low production costs with high environmental standards, thereby restoring American leadership to a critical industry with a strong commitment to sustainability. The Company believes businesses are increasingly prioritizing diversification and security of their global supply chains to reduce reliance on a single producer or region for critical materials. As the only scaled source in North America for critical rare earths, with a processing footprint designed to operate with best-in-class sustainability and an industry-leading cost structure, the Company believes it is well-positioned to thrive as the global economy electrifies and as the United States prioritizes domestic manufacturing and secure supply chains.

The Company’s mission is to maximize stockholder returns over the long-term by executing a disciplined business strategy to restore the full rare earth magnetics supply chain to the United States of America. The Company believes it will generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of any securities offered by us pursuant to this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation:

•	working capital;

•	acquisitions of or investments in other businesses;

•	capital expenditures;

•	repayment of outstanding debt;

•	repurchases of shares of our common stock; and

•	advances to or investments in our subsidiaries.

Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The full text of the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are incorporated by reference herein. For a complete description of the rights and preferences of our securities, the Company urges you to read its Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the applicable provisions of Delaware law.

Authorized Capital Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 500,000,000 shares of capital stock, consisting of (i) 450,000,000 shares of common stock, consisting entirely of 450,000,000 shares of common stock, par value $0.0001 per share and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.

As of February 20, 2025, there were 163,442,217 shares of common stock outstanding. No shares of preferred stock are outstanding.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “MP”.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action (other than matters that relate solely to the terms of one or more outstanding series of preferred stock) and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the Second Amended and Restated Certificate of Incorporation, holders of the common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors of the Company (the “Board”), in its discretion, out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

The Second Amended and Restated Certificate of Incorporation provides that subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of common stock will be entitled to share ratably in all the remaining assets of the Company available for distribution to its stockholders.

Preemptive or Other Rights

Under the Second Amended and Restated Certificate of Incorporation, the Company’s stockholders have no preemptive, conversion or other subscription rights, and there is no sinking fund or redemption provisions applicable to the common stock.

Number and Election of Directors

Under the Amended and Restated Bylaws, the number of directors shall be fixed by resolution of the Board. Under the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, and directors of the Company are elected by a plurality of the votes cast at a meeting of the Company’s stockholders by holders of common stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control the Company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our common stock.

Business Combinations

The Company has opted out of Section 203 of the DGCL; however the Second Amended and Restated Certificate of Incorporation contains provisions that are substantially similar to Section 203 of the DGCL. These provisions prevent the Company, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder.

A “business combination” includes, among other things, a merger with or caused by an interested stockholder or a sale of more than 10% of our assets. However, the above provisions do not apply if:

•	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, our Second Amended and Restated Certificate of Incorporation provides for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the Board for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of the stockholders may only be called by members of our Board, by our Chief Executive Officer or by our Chairman, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board

Under the terms of the Second Amended and Restated Certificate of Incorporation, the Company’s Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. So long as the Company’s Board is classified, it would take at least two elections of directors for any individual or group to gain control of the Company’s Board. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Advance notice requirements for stockholder proposals and director nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders or to nominate candidates for election as directors at the annual meeting of the stockholders of the Company must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the stockholders of the Company from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

Exclusive Forum

The Second Amended and Restated Certificate of Incorporation provides that unless the Company consents to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to the Company or its stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Additionally, the Second Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws, including the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in the Second Amended and Restated Certificate of Incorporation; however, there is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. Additionally, investors cannot waive the Company’s compliance with federal securities laws and the rules and regulations thereunder.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain of the material terms and provisions of the debt securities that are common to all series of debt securities that we may offer (unless otherwise indicated in the prospectus supplement relating to a particular series). We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. When used in this description of debt securities, unless otherwise specified or the context otherwise requires, the terms the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and not to any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

General

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any multiple in excess thereof;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•

the events of default and covenants with respect to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	whether any of such debt securities are to be issuable upon the exercise of warrants;

•

if there is more than one trustee or a trustee other than, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such securities;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•

whether the debt securities will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor and may be released;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;

•	any terms relating to the modification of the debt securities or the right of the debt security holders;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or units. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and may be obtained from us upon request. The following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum and/or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain information with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of preferred stock. In the event the Company elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among the Company, a depositary selected by the Company and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and may be obtained from us upon request. The foregoing summary is qualified in its entirety by reference to such exhibits.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters;

•	through agents;

•	through brokers or dealers;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through a combination of such methods; or

•	through any other method permitted by applicable law.

We may also sell our securities, including shares of our common stock, in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to an accompanying prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets.

For each offering of securities, the applicable prospectus supplement or other offering materials relating to the offering will set forth the terms of such offering, including:

•	the names of any underwriters, agents, brokers or dealers;

•	the purchase price of the securities and the proceeds to be received from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

•

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, Goodwin Procter LLP, Washington, District of Columbia, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MP Materials Corp. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Information relating to our mineral properties contained in the documents incorporated by reference herein was derived from the technical report summary, effective as of October 1, 2024, prepared by, and has been incorporated by reference upon the authority of, SRK Consulting (U.S.), Inc., Adamas Intelligence Inc. and SGS North America, Inc., each as a qualified person with respect to the matters covered in such report and in giving such report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We also maintain an Internet website at www.mpmaterials.com. Through our website, we make available, free of charge, the following documents of MP Materials Corp. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 Schedules 13G and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

•	our Definitive Proxy Statement on Schedule 14A filed on April 26, 2024 (only those parts incorporated in our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our Current Report on Form 8-K filed with the SEC on January 22, 2025; and

•

the description of our securities filed as Exhibit 4.4 to our Annual Report on Form 10-K, filed with the SEC on March 22, 2021, and any amendment or reports filed for the purpose of updating such description.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

11,818,181 Shares

Common Stock

J.P. Morgan

Goldman Sachs & Co. LLC

Morgan Stanley

Prospectus Supplement

July 16, 2025